Exhibit 99.3

C O R P O R A T E P A R T I C I P A N T S

Stephanie Prince, PCG Advisory Group

Alex Harrington, Chief Executive Officer

Judy Krandel, Chief Financial Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Henry Link, Private Investor

Allen Klee, Maxim Group, LLC

P R E S E N T A T I O N

Operator:

Good day and welcome to the PeerStream, Inc. Fourth Quarter and Full Year 2018 Earnings Conference Call. Today’s conference is being recorded.

At this time, I would like to turn the conference over to Stephanie Prince of PCG Advisory. Please go ahead, ma’am.

Stephanie Prince:

Thank you, Ian (phon), and good afternoon, everyone. Welcome to the PeerStream Fourth Quarter and Full Year 2018 Earnings and Business Update Call. With me on the call today are Alex Harrington, Chief Executive Officer, and Judy Krandel, Chief Financial Officer.

I’d like to remind everyone that earlier today we issued a presentation to accompany this call. The presentation can be accessed on the Company’s website at peerstream.com under the Quarterly Earnings tab of the News section or by following the links on PeerStream’s homepage.

Before I turn the call over to management, I’d like to inform everyone that certain statements made during today’s conference call that are not statements of historical fact, including those concerning future plans, objectives, goals, strategies, or performance, are forward-looking statements. These statements reflect the good faith, beliefs, and judgments of PeerStream’s management and are based upon currently available information only as of the date of this conference call. These statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from the current expectation.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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These factors include those described in the Risk Factors section of the Company’s periodic reports filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and the Company expressly disclaims any obligation to update earlier statements as a result of new information, except where required by law.

Certain non-GAAP measures may be discussed during today’s presentation, including Adjusted EBITDA. Adjusted EBITDA has been calculated consistent with the manner in which it is defined in PeerStream’s periodic reports filed with the Securities and Exchange Commission. Adjusted EBITDA has been reconciled for the nearest applicable GAAP measure in this presentation and in PeerStream’s earnings release, which is also available under the Quarterly Earnings tab of the News section of PeerStream’s website, which, once again, is www.peerstream.com.

I’d now like to turn the call over to Alex Harrington, PeerStream’s Chief Executive Officer. Alex?

Alex Harrington:

Thank you, Stephanie, and thank you all for joining us today for the PeerStream’s Fiscal Year 2018 earnings call. This is Alex Harrington, CEO of PeerStream.

As Stephanie said, I encourage you all to access the earnings call presentation available on our website, www.peerstream.com. You can also find it in the Investors section on the website under Events and Presentations.

With that, let’s flip to Page 3 in that earnings presentation deck, and we’re going to start with some strategic updates before Judy gives the financial recap for 2018. On Page 3, we talk about over the course of the last 18 months, PeerStream has identified some of its under-commercialized capabilities that emerged from our 20 years of pioneering work and delivering multimedia communication apps to hundreds of millions of users. We did this evaluation with the goal of expanding our business opportunities, and in March 2018 we were pleased to launch a new Software Licensing and Service business that brought in approximately $5 million of 2018 revenue.

As we look to the future, we’ve zeroed in on what we believe is the best market fit to maximize this growth opportunity. Today, PeerStream is a communication software innovator, developing enhanced security and privacy solutions for video, voice, and text applications and data transmission. Our offerings target consumer, government, and enterprise clients. In addition to our consumer apps supporting two of the largest live social video communities, we believe we have an extraordinary opportunity to leverage our PSP and Backchannel communication security solutions to take a share of the very large and growing $167 billion cyber security market.

Moving on to Slide 4, by limiting our software licensing focus to cyber security, we believe we are enlarging our opportunity. Inspired by our legacy offering, consumer privacy in our video chat apps and the recent innovations in blockchain technology, we launched development of backchannel secure messaging in November 2017. Our PeerStream Protocol, which we call PSP, we launched work on that shortly thereafter.

We undertook customer discoveries to explore the many opportunities for these emerging technologies. Of all the markets we examine and the feedback that we receive from customer prospects, the feedback in cyber security was the most favorable. The overall scale and growth dynamics of this market are hard to match. Our market push comes at a time now when secure communications have never been more important. High profile, hacks, and data breaches are in the news with alarming frequency, and we feel wind at our back based on a recent three-way partnership with Rivetz & Telefonica, one of the leading global telecom companies. This partnership, as we’ll describe later, represents exciting opportunities for growth.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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On Page 5, we give an overview of the client benefit of what we are bringing to the marketplace in cyber security. From approximately 20 years of hosting popular communication apps, we have become keenly aware of public network vulnerability, but we’ve also become experts in hardening communications from the most common types of threats in these environments. The business opportunity starts with a premise that communications can be kept reasonably safe within secure private networks, but most businesses need to interact frequently with parties outside of the safe environment. PSP and Backchannel presents a security solution we will offer to corporate and government organizations that, because of their scale and global footprint, simply cannot avoid using untrusted public networks for communications and data transmissions and, yet, still need to maintain enhanced security and confidentiality.

To these organizations, we provide four levels of protection with advanced security features such as multilayer encryption and intelligent network routing. Importantly, our communication solutions will allow client administrators to control and monitor access and to configure the security solution to fit their organization’s needs. This market offering will be presented as a recurring software license with integration services upfront and ongoing support options available.

Turning to Page 6, we review our go-to-market strategy for secure communications with our Rivetz & Telefonica partnership as a cornerstone. One dimension of this partnership provides PeerStream with access to distinctive security features for mobile devices. Another aspect that’s very pertinent here is an active exploration of how our communication solutions can address Telefonica’s internal needs and the needs of its corporate and government client base, extending across 24 countries. This could result in meaningful revenue opportunities for PeerStream. Telefonica produced nearly $55 billion in 2018 revenue—those are U.S. dollars conversion—so, their scale and potential business introductions, we expect, could be very valuable to us.

We’re also working directly with Telefonica’s cyber security unit, ElevenPaths, who will be performing security testing and validation of our technology. We expect this to be completed by mid-year 2019 and hope to make the results public as a great credibility builder in the carrier-grade strength of our solutions.

As we plan the push of our first commercial-ready deployment in the latter half of 2019, we expect to be already well on our way in sales and business development with three main customer target groups. The first is government agencies, such as, for example, the Department of Homeland Security, but also prime contractors that service those agencies to whom we could be subcontractors. The second option is that we intend to pursue channel partners who already provide security solutions to enterprise, which might include the big system integrators of the world, IBM and the like. The third direction that we intend to pursue is direct sales to enterprises of the sort that have communication security needs; telecom companies like Telefonica come to mind or mobile device original equipment manufacturers, for example.

We’re looking forward to sharing updates as we make progress on these objectives and building out the strategy. At this point, I’ll turn it over to Judy to review our 2018 financial performance.

Judy Krandel:

Thank you, Alex, and thanks to everyone joining us on the call today. If you will turn to Slide 7, we will do a quick review of our 2018 financial highlights, which I will then go into more detail in a few moments.

As you can see on this slide, total revenue in 2018 increased to $26.4 million, 6.1% above 2017 revenue. We reported a net loss of $3.8 million, which was primarily driven by a non-cash $2.5 million impairment loss on digital tokens related to the technology services agreement we have with ProximaX. Adjusted EBITDA was approximately $2.2 million for the year, a significant swing of $4.2 million from 2017. Net cash flow from operations was $2.7 million for the year, and at December 31 we had cash of nearly $6.6 million and zero debt.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Moving on to Slide 5, we will review our revenue performance for the year in more detail. As previously mentioned, total revenue was $26.4 million, an increase of 6.1% when compared to 2017 revenue of $24.8 million. This increase was driven by the revenue that we recognized from our technology services agreement with ProximaX of $5 million, reflecting our work with them to date. Now, this was partially offset by a decline of approximately $2.9 million in Subscription revenue and a decrease of $620,000 in Advertising revenue across all products.

Total Subscription revenue for the full year was $20 million, or a decline of 12.4% from the $22.9 million we reported for the 2017 year. But it should be noted that a significant part of the total decline in Subscription revenue reflected the decline in Subscription revenue from our Dating properties. On February 4 of this year we announced that we had completed the sale of our Dating properties that’s bringing up (phon) management time and resources for our growth initiatives, which Alex has been outlining.

Advertising revenue for the year was $1.3 million, a decrease of 32% from 2017. This decrease was primarily due to a 22% decline in active users, but we also acknowledge and believe that challenges in the digital advertising industry contributed to this decline, specifically a greater emphasis on fraud control resulted in lower demand and pricing.

Now, if you will turn to Slide 9, I’d like to highlight some profitability metrics. The net loss for the full year was $3.8 million, which was a positive swing of approximately $2.1 million, reflecting the revenue contribution from ProximaX. In addition, significant expense reductions that were put into place in the second half of 2017 contributed to the positive swing. The net loss also reflects a $2.5 million non-cash impairment loss on the digital tokens that we received in connection with the technology services agreement with ProximaX.

Adjusted EBITDA was approximately $2.2 million for 2018 compared to an Adjusted EBITDA loss of approximately $1.9 million in 2017. This represents a $4.2 million positive swing.

Finally, turning to Slide 10, you’ll see that on December 31 we had approximately $6.6 million in cash and equivalents. Cash from operations improved by almost $3.5 million to $2.7 million and full-year 2018 net cash flow was $2.4 million, again, reflecting the first milestone payment of $5 million from ProximaX earlier this year. PeerStream continues to be debt-free.

In closing, PeerStream remains financially strong with more than adequate resourced to support our growth initiative in the near future. We’re excited about the future and the new revenue streams that we’re developing from the launch of products like PSP and Backchannel.

I thank you for your time, and that concludes our prepared remarks for today. I’d now like to open up the call for questions. Ian?

Operator:

Thank you. If you’d like to ask a question, please signal by pressing star, one on your telephone keypad. If you’re using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment. Again, press star, one to ask a question. We will pause for just a moment to allow everyone an opportunity to signal for questions.

We’ll now take our first question from Henry Link. Please go ahead.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Henry Link:

Yes, from Hartford, Connecticut. I just was wondering, you postponed some financing several months ago, and I’m wondering if you’re going to be looking for any more financing in the next year.

Judy Krandel:

Thank you, Henry, for the question. We did postpone the financing. The market conditions were such that it wasn’t advantageous for us. We feel very good about our balance sheet at year-end and our abilities to support our investment for the near future. If the opportunity arose at some point to support future growth initiatives, and we thought the market was appropriate, it’s always a consideration.

Henry Link:

But there’s no real need for it right now for next year?

Judy Krandel:

Right. We feel very good about our opportunities this year with our existing financial conditions.

Henry Link:

Great. Thank you.

Judy Krandel:

Thank you.

Henry Link:

Good to see you last year.

Judy Krandel:

Look forward to seeing you again.

Operator:

Again, if you’d like to ask a question, please press star, one.

We’ll take our next question from Allen Klee of Maxim Group. Please go ahead.

Allen Klee:

Hi. Good afternoon. For the new businesses you’re pursuing, could you just spend a little time talking about how you view your competitive position and what the market opportunity is? Thank you.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Alex Harrington:

Thanks, Allen, for the question. This is Alex. We spent a fair amount of time evaluating and getting support from Gartner (phon) and others on assessing the market. The market doesn’t really break down the way we see it in the sense that there is no market segment that specifically is labeled communication security. Though, when they do break down the market into its respective segments, they’re all multibillion, tens of billion dollar segments, so I suspect that though we don’t have independent research, that the overall cyber security market is $167 billion—and I’ve seen many estimates that are approximately in that range—and the segment of the market that we are going after is clearly denominated in billions.

The competitive environment is such that what we’re finding is there are companies of all stripes in this space, meaning that some of the competitors that we identified are actually smaller than we are; they’ve just been doing this for a while and have managed to get government contracts and have been viable competitors against global behemoths. We feel like it is a big enough space that all kinds of companies can succeed and find a niche and, indeed, it was heartening to find that there were small companies that are even potential acquisition targets perhaps down the road.

What’s interesting is that, arguably, Telefonica’s cyber security unit, a communication-focused company with a 3,000-person cyber security unit, one would think that would be a competitor to us. What we’re finding is because what we are working on appears to be novel or we believe it to be novel and that there is a lot of room for cooperation with people that arguably could be viewed as competitors where we can plug our solution into things that they’re doing and potentially form a partnership or obtain revenue. So, we’re very bullish about the opportunity and don’t really see the competitive environment as a significant obstacle because of the growth dynamics and size of the market.

Allen Klee:

Thank you. I’m having trouble pulling up the presentation. Maybe I had to be on the webcast. But with Telefonica, could you just go through a little about what your relationship is and where it stands and what the opportunity is?

Alex Harrington:

The substance of the partnership is around potentially a technology R&D project, really, in terms of sharing and co-developing technologies around security that is rooted in mobile devices. Because it’s connected directly to the device, there are certain higher levels of security that’s achievable than just software, so it confers additional levels of security to what we’re doing and brings some novel benefits to our partners. However, the opportunity in collaboration we’re actively discussing with Telefonica, as I mentioned in the presentation, deepening that collaboration to include our solution potentially serving some of their internal communication functions and/or serving some of their corporate and government clients as an adjunct to some existing products that they presently have. Those are active ongoing conversations. We’re also engaging with Telefonica to validate our software. It’s really a multipoint partnership.

Allen Klee:

Finally, when you think about how you’re going to sell these solutions, do you think about doing it through partners like this, or do you think you’ve built out your own resources to do that, or how do you think about it?

Alex Harrington:

Yes. What we’re trying to determine is, like, the shortest point to landing sort of additional proof points to validate what we’re doing, to build greater scale, and to signal to the commercial market and the financial markets that we’re getting traction. So, we’re really pursuing multiple different channels. There are a lot of government targets, but governments move slowly, so we’re exploring selling into the people that already have contracts with the governments that—or also enormous companies that are little bit more commercial than the government move a little bit faster. There’s an opportunity to become, say, a subcontractor to the government. To answer your question more concisely, we’re exploring both direct sales and sales through channel partners.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Allen Klee:

Great. Thank you so much.

Alex Harrington:

I’m sorry. We have built out some sales resources. We intend to put more resources into sales and business development in the near future.

Allen Klee:

That’s great. Thank you.

Operator:

Thank you. Again, if you’d like to ask a question, please press star, one.

It appears we have no further questions at the time, so I’d like to hand the call back to you for any additional or closing remarks.

Alex Harrington:

Thank you all for joining today. We appreciate your support, and we look forward to making more progress reports in the near future. That’s all for today. Thanks again.

Operator:

This concludes today’s call. Thank you for your participation. You may now disconnect.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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